SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 10, 1996



                     MEMC ELECTRONIC MATERIALS, INC.
         (Exact name of registrant as specified in its charter)


  Delaware                    1-13828                  56-1505767
(State or other         (Commission file Number)     (IRS Employer
jurisdiction of                                      Identification No.)
incorporation)


501 Pearl Drive, St. Peters, Missouri                 63376
(Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code  (314) 279-5500



                             Not Applicable
      (Former name or former address, if changed since last report)















Item 5.  Other Events

     MEMC Electronic Materials, Inc. (the Company) issued a news release on September 10, 1996, with respect to its outlook for the third and fourth quarters of 1996 which contains forward-looking statements. This news release is incorporated herein by reference to Exhibit 99 attached hereto.

     Set forth herein is an elaboration of the principal factors and risks which the Company considers to be most likely to cause actual results to differ materially from the forward-looking statements included in the news release.

Impact of Downturns in the Semiconductor Industry

     The Company's business depends in large part upon market demand for semiconductors and products utilizing semiconductors. The semiconductor industry historically has been cyclical and has experienced periodic downturns, which have had an adverse impact on suppliers to the semiconductor industry - including manufacturers of silicon wafers. Prior semiconductor industry downturns have adversely affected the Company's operating results. The Company believes that its strategy of geographic diversification of operations may partially reduce the effect of regional downturns in the semiconductor industry. However, the Company's operating results will be adversely affected by any future downturns in the semiconductor industry. In addition, the continued investment in engineering, research and development, expanded capacity and marketing necessary to penetrate targeted markets and to maintain extensive worldwide customer service and support capabilities limits the Company's ability to reduce expenses during downturns.

Highly Competitive Industry

     The silicon wafer industry is highly competitive. The Company faces substantial competition from established silicon wafer manufacturers throughout the world, some of which have substantial financial, technical, engineering and manufacturing resources.

     The Company competes principally on the basis of technical innovation and product quality and performance, as well as customer service, price and product availability. The Company's competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. Competitive pressures or downturns in the semiconductor industry may necessitate price reductions which could adversely affect the Company's operating results. Although the Company believes that it has certain technological, geographic and other strengths over its competitors, realizing and maintaining such strengths will require a continued high level of investment by the Company in engineering, research and development, marketing and customer service and support and increased manufacturing capacity. There can be no assurance that the Company will be able to maintain such competitive advantages.


Risks Associated with Planned Expansions

     The Company is currently expanding its manufacturing facilities at certain of its locations around the world and continues to make investments in its joint ventures for the purpose of funding capital expenditures by such joint ventures. These capacity additions require significant capital investment and result in a significant increase in fixed and operating expenses. In addition, the Company expects to incur additional indebtedness to partially finance such expenditures and investments. If there is insufficient demand for the silicon wafers produced in the Company's new or expanded facilities or if revenue levels do not increase sufficiently to offset these additional costs, the Company's operating results would be adversely impacted.

     The Company believes that its principal competitors are rapidly increasing manufacturing capacity, principally with respect to 200 mm wafer manufacturing facilities. There can be no assurance that expansion by the Company and its competitors will not lead to overcapacity in the Company's target markets, which could cause declines in product prices that would adversely affect the Company's operating profit.

Limited Number of Principal Customers

     Historically, the Company has sold a significant proportion of its products to a limited number of principal customers. In 1995, more than half of its sales were generated by seven customers. Likewise, the majority of PHC's sales were to one customer. The loss of, or a significant curtailment of purchases by, one or more top customers could have a material adverse effect on the Company's operating results.

Changing Customer Specifications

     The silicon wafer industry is highly competitive and subject to rapid technological change, new and enhanced product specification requirements and manufacturing processes, as well as evolving industry standards. The Company's ability to remain competitive will depend upon its ability to develop technologically advanced products and processes, and to meet the increasingly demanding requirements of its customers on a cost effective basis.



















                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEMC Electronic Materials, Inc.


Date    September 10, 1996              /s/ JAMES M. STOLZE
                                         -------------------------------
                                        James M. Stolze
                                        Executive Vice President and Chief
                                           Financial Officer












































                              EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K:

Exhibit No.         Description
- -----------         -----------

      99            News release of September 10, 1996



















































Exhibit 99:


FOR IMMEDIATE RELEASE:        CONTACT:  Sam Duggan
                                        Director, Investor Relations
                                        314-279-5920

                                        Michele Katz/Jessica Davis
                                        Morgen-Walke Associates
                                        Press: Lee Foley/Jennifer Rutter
                                        212-850-5600

                 MEMC COMMENTS ON THIRD QUARTER OUTLOOK

ST. PETERS, MO, September 10, 1996 -- MEMC Electronic Materials, Inc. indicated today that its financial results for the third quarter ending September 30, 1996 will be adversely affected by the current difficult business conditions in the semiconductor industry.

The Company stated that third quarter net sales are expected to be sequentially down from the second quarter 1996 net sales and more in line with first quarter 1996 net sales of $289.8 million. In comparison, in the 1995 third quarter net sales were $251.2 million. Gross margin for the period is expected to approximate the gross margin of $62.7 million reported in the third quarter of 1995. However, as a percent of sales, the gross margin is likely to be below the 25% reported in last year's third quarter. This is a result of a lower rate of capacity utilization and start-up costs. The Company noted that net earnings in the 1996 third quarter will also reflect a significant decrease in the level of contribution from equity in income of joint ventures in comparison to the 1995 third quarter. This decrease is attributable to lower sales at PHC, the Korean joint venture, and start-up costs at Taisil, the Taiwanese joint venture.

Ludger H. Viefhues, Chief Executive Officer, commented "The inventory correction that is taking place in the worldwide semiconductor industry has begun to impact silicon wafer manufacturers. Although our market ranking and technological leadership put us in a strong competitive position within the industry, we could not maintain our previous growth momentum during these difficult market conditions."

Dr. Robert Sandfort, President and Chief Operating Officer, continued, "As a result of this environment, our visibility with respect to the level of future customer orders and requirements is continuing to contract, and it is difficult to predict how long these conditions will prevail. At this point in time, anticipated sales for the 1996 fourth quarter are significantly below our earlier expectations."

"We continue to be optimistic for the longer term prospects of the industry. However, in response to the current rapidly changing environment, we are taking actions to improve efficiencies and reduce costs throughout the Company. We have begun eliminating temporary employees and overtime throughout our manufacturing facilities worldwide."

MEMC Electronic Materials will report final results for the three months ended September 30, 1996 on or about October 24, 1996.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as overall economic conditions, demand for semiconductors generally, demand for the Company's silicon wafers, technological and product development risks, competitors' actions and other risks described in the Company's filings with the Securities and Exchange Commission, including the reports on Form 8-K dated September 10, 1996 and 10-K for the year ended December 31, 1995. These forward-looking statements represent the Company's judgement as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Based in St. Peters, MO, MEMC is the world's second-largest producer of polished and epitaxial silicon wafers. The silicon wafer is the fundamental building block of semiconductors, which, in turn, are found in every type of microelectronics application, including computer systems, telecommunications equipment, automobiles, consumer electronics products, industrial automation and control systems, and analytical and defense systems.

The Company and its affiliates operate manufacturing facilities throughout the world and employ approximately 9,000 people. In the United States, MEMC operates manufacturing plants in St. Peters, MO; Santa Clara, CA; Spartanburg, SC; and Pasadena and Sherman, TX. The Company and its affiliates also operate plants in Italy, Japan, Malaysia, the Peoples Republic of China, South Korea and Taiwan. MEMC is traded on the New York Stock Exchange under the symbol "WFR."

World wide web: Press announcements and other information about MEMC are available on the Internet via the World Wide Web at http://www.memc.com.